Exhibit 24.1

LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned authorized individual of Geneva Insurance Group (Barbados) Inc., a Barbados corporation (the “Applicant”) hereby makes, constitutes and appoints Bradley J. Wyatt and Adin J. Tarr, and paralegal Lori Grant-Koehler as the Applicant’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the Applicant to:

1.	Act as the Applicant’s EDGAR account administrator and manage the Applicant’s EDGAR account.

2.	Prepare, execute, deliver, and file for and on behalf of the Applicant, Schedules 13D and 13G and Forms 3, 4, and 5 in accordance with Schedule 13 and Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder as amended from time to time (the "Exchange Act").

3.	Do and perform any and all acts for and on behalf of the Applicant which may be necessary or desirable to act as the Applicant’s EDGAR account administrator and manage the Applicant’s EDGAR account as well as complete and execute any such Schedule 13 or Form 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

4.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Applicant, it being understood that the documents executed by such attorney-in-fact on behalf of the Applicant pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

5.	The Applicant hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the Applicant might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the Applicant, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

6.	This Limited Power of Attorney shall remain in full force and effect until revoked by the Applicant in a signed writing delivered to such attorney-in-fact.

The Applicant acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the Applicant, is not assuming any of the Applicant’s responsibilities, if any, to comply with the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Applicant has caused this Power of Attorney to be executed as of this 17th day of November, 2025.

	By:	/s/ Fariha Belim-Mosaheb
Name: Fariha Belim-Mosaheb
Title: Manager

[Notary page attached]